                                                                       EXHIBIT 1

                                  (TRANSLATION)

                            ARTICLES OF INCORPORATION

                                       OF

                          NIPPON DENKI KABUSHIKI KAISHA

                                (NEC CORPORATION)

                                HISTORICAL NOTE

Promulgated on July 17, 1899
Entirely revised on November 29, 1951
Partially amended on November 29, 1955
           - Do. - on May 31, 1956
           - Do. - on November 26, 1956
           - Do. - on November 28, 1957
           - Do. - on November 28, 1958
           - Do. - on November 30, 1960
           - Do. - on November 30, 1961
           - Do. - on November 30, 1962
           - Do. - on January 28, 1963
           - Do. - on November 30, 1963
           - Do. - on November 30, 1966
           - Do. - on November 30, 1968
           - Do. - on November 30, 1970
           - Do. - on November 30, 1972
           - Do. - on November 30, 1973
           - Do. - on May 29, 1975
           - Do. - on June 30, 1977
           - Do. - on June 30, 1982
           - Do. - on June 29, 1984
           - Do. - on June 28, 1985
           - Do. - on June 29, 1988
           - Do. - on June 27, 1991
           - Do. - on June 29, 1994
           - Do. - on June 27, 1997
           - Do. - on October 1, 2001
           - Do. - on June 20, 2002
           - Do. - on June 19, 2003

                            ARTICLES OF INCORPORATION
                                       OF
                          NIPPON DENKI KABUSHIKI KAISHA
                                (NEC CORPORATION)

                                    CHAPTER I
                               GENERAL PROVISIONS

Article 1. (Trade Name)

         The Company is called Nippon Denki Kabushiki Kaisha, whose English expression shall be NEC Corporation.

Article 2. (Object)

         The object of the Company is to carry on the following businesses:

1. To manufacture, sell or otherwise dispose of, telecommunications equipment, machinery and instruments, electronic computers and other electronics application equipment, machinery and instruments, electrical equipment, machinery and instruments, and all kinds of equipment, machinery, instruments and systems related to electricity;

2. To manufacture, sell or otherwise dispose of, nuclear energy machinery and instruments, aircraft machinery and instruments, medical machinery and instruments, measuring instruments and all equipment, machinery, instruments and systems other than those mentioned in item 1 above;

3. To manufacture, sell or otherwise dispose of, electron tubes, semiconductor devices, integrated circuits and all parts and materials for use in or in connection with any equipment, machinery and instruments mentioned in any of the preceding items;

4. To provide telecommunications, data base, and other information services;

5. To provide mail order, money collection, travel agency, non-life insurance agency, life insurance agency, broadcasting, and security services by means of the Internet and other networks;

6.       To contract for construction work;

7. To engage in any and all activities requisite to the promotion, handling, and carrying out of the businesses mentioned in any of the preceding items; and

8. To invest in businesses mentioned in any of the preceding items which businesses are under the administration of others.

Article 3. (Location of Principal Office)

         The Principal Office of the Company shall be located in Minato-ku, Tokyo.

Article 4. (Method of Giving Public Notices)

         Public notices of the Company shall be inserted in the Nihon Keizai Shimbun published in Tokyo Metropolis.

                                   CHAPTER II
                                     SHARES

Article 5. (Total Number of Shares Authorized to Be Issued)

         The total number of shares authorized to be issued by the Company shall be three billion two hundred million (3,200,000,000).

Article 6. (Number of Shares Constituting One Unit of Shares)

1. The number of shares constituting one unit of shares of the Company shall be one thousand (1,000).

2. The Company shall not issue share certificates with respect to any number of shares constituting less than one unit (herein called "shares less than one unit").

Article 7. (Purchase by a Shareholder of Shares Less Than One Unit)

       A shareholder (including a beneficial shareholder; hereinafter the same interpretation being applicable) who holds shares less than one unit may request the Company to sell to him/her such number of shares as, together with the shares less than one unit held by him/her, would constitute one unit of shares.

Article 8. (Handling Regulations of Shares, etc.)

1. The denominations of share certificates, entry of a change in the name of a shareholder, registration of the creation of a pledge, manifestation of a trust, purchase and sale of shares less than one unit, reissuance of a share certificate, and any other procedures relating to shares as well as fees therefor, shall be governed by the Share Handling Regulations established by the Board of Directors.

2. The procedures for inspection and transcription of the Company's documents and delivery of a certified copy or an extract copy thereof as well as fees therefor shall be governed by handling regulations established by the Board of Directors.

Article 9. (Transfer Agent)

1.     The Company shall appoint a Transfer Agent for shares.

2. The Transfer Agent and its office shall be designated by a resolution of the Board of Directors, and a public notice shall be given with regard thereto.

3. The Register of Shareholders (including the Register of Beneficial Shareholders; hereinafter the same interpretation being applicable) and the Register of Lost Share Certificates of the Company shall be kept at the office of the Transfer Agent, and the Transfer Agent shall handle the entry of a change in the name of a shareholder, purchase and sale of shares less than one unit and any other business relating to shares, no such businesses being handled by the Company.

Article 10. (Record Date)

1. The shareholders recorded in the last Register of Shareholders as of the last day of each business period shall be deemed the shareholders entitled to exercise the rights of shareholders at the ordinary general meeting of shareholders for that business period.

2. By a resolution of the Board of Directors a record date may be set whenever necessary in addition to the record date in the preceding paragraph, provided an advance public notice shall be given thereof.

                                   CHAPTER III
                        GENERAL MEETINGS OF SHAREHOLDERS

Article 11. (Convocation)

1. An ordinary general meeting of shareholders shall be convened in June of each year, and an extraordinary general meeting of shareholders shall be convened whenever necessary.

2. A general meeting of shareholders shall be convened by the Chairman of the Board pursuant to a resolution of the Board of Directors unless otherwise provided by law or ordinance, and, in cases where the office of the Chairman of the Board is vacant or he/she is unable to act, the Vice Chairman of the Board shall convene the meeting. In cases where the office of the Vice Chairman of the Board is vacant or he/she is unable to act, the President shall convene the meeting, and, in cases where the President is also unable to act, another Representative Director shall convene the meeting.

Article 12. (Chairman)

         The chairmanship of the general meeting of shareholders shall be assumed by the Chairman of the Board, and, in cases where the office of the Chairman of the Board is vacant or he/she is unable to act, it shall be assumed by the Vice Chairman of the Board. In cases where the office of the Vice Chairman of the Board is vacant or he/she is unable to act, the chairmanship shall be assumed by the President, and, in cases where the President is also unable to act, it shall be assumed by another Representative Director in accordance with an order previously determined by the Board of Directors.

Article 13. (Requirements for Resolution)

1. The ordinary resolutions of general meetings of shareholders shall be adopted by a majority of votes of shareholders present.

2. The resolutions of general meetings of shareholders provided for in Paragraph 1, Article 343 of the Commercial Code of Japan shall be adopted by not less than two-thirds of votes of shareholders present at a general meeting at which shareholders having not less than one-third of the total number of voting rights of all shareholders are present.

Article 14. (Exercise of Voting Rights by Proxy)

         A shareholder may exercise his/her voting rights by a proxy, who shall be a shareholder of the Company with the right to vote, provided that such proxy must file with the Company a document establishing his/her power of representation.

Article 15.    (Minutes)

1. The summary of proceedings and results of each general meeting of shareholders shall be recorded in the minutes, which shall be signed by the chairman and the Directors present.

2. The original of the minutes mentioned in the preceding paragraph shall be kept at the Principal Office of the Company for ten years, and a certified copy thereof shall be kept at each branch office of the Company for five years.

                                   CHAPTER IV
                        DIRECTORS AND BOARD OF DIRECTORS

Article 16. (Number)

         The Company shall have Directors not exceeding forty in number.

Article 17. (Election)

1. A resolution electing Directors shall be adopted by a majority of votes of shareholders present at a general meeting of shareholders at which shareholders having not less than one-third of the total number of voting rights of all shareholders are present.

2. No cumulative voting shall be used for the resolution mentioned in the preceding paragraph.

Article 18. (Term of Office)

         The term of office of a Director shall expire at the conclusion of the ordinary general meeting of shareholders to settle the accounts for the last business period taking place within two years following his/her assumption of office.

Article 19. (Representative Director, etc.)

1. The Director(s) who represent the Company shall be nominated by a resolution of the Board of Directors.

2. The Board of Directors may by its resolution nominate a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Senior Executive Vice Presidents, Executive Vice Presidents and Senior Vice Presidents.

Article 20. (Board of Directors)

1. The Board of Directors shall make decision on the management of the affairs of the Company in accordance with the provisions of applicable law or ordinance and of these Articles of Incorporation.

2. In addition to the provisions of applicable law or ordinance and of these Articles of Incorporation, the Rules of the Board of Directors established by the Board of Directors shall apply to matters relating to the Board of Directors.

3. In convening a meeting of the Board of Directors, notice shall be issued to each Director and each Corporate Auditor at least three days before the meeting date. Provided, however, in case of an urgency, this period may be shortened.

Article 21. (Remuneration and Retirement Allowances)

         Remuneration and retirement allowances for Directors shall be fixed by a resolution of a general meeting of shareholders.

Article 22. (Liability Limitation Contract with Outside Directors)

         The Company may enter into a contract with its outside Directors to limit their liability to the Company for the damages arising from actions stipulated in Item 5 of Paragraph 1, Article 266 of the Commercial Code of Japan to the higher of either (i) the amount to be fixed which is not less than 15 million yen or (ii) the amount stipulated by the Commercial Code of Japan, provided that they shall act in good faith and without gross negligence.

                                    CHAPTER V
                             CORPORATE AUDITORS AND
                         THE BOARD OF CORPORATE AUDITORS

Article 23. (Number)

         The Company shall have Corporate Auditors not exceeding five in number.

Article 24. (Election)

         A resolution electing Corporate Auditors shall be adopted by a majority of votes of shareholders present at a general meeting of shareholders at which shareholders having not less than one-third of the total number of voting rights of all shareholders are present.

Article 25. (Term of Office)

         The term of office of a Corporate Auditor shall expire at the conclusion of the ordinary general meeting of shareholders to settle the accounts for the last business period taking place within four years following his/her assumption of office.

Article 26. (Full-time Corporate Auditor)

         Corporate Auditors shall appoint from among themselves one or more full-time Corporate Auditors.

Article 27. (Board of Corporate Auditors)

1. The Board of Corporate Auditors shall make decisions on the matters relating to the performance of duties of a Corporate Auditor in accordance with the provisions of applicable law or ordinance and of these Articles of Incorporation. Provided, however, the Board of Corporate Auditors shall not prevent a Corporate Auditor from exercising his/her powers.

2. In addition to the provisions of applicable law or ordinance and of these Articles of Incorporation, the Rules of the Board of Corporate Auditors established by the Board of Corporate Auditors shall apply to matters relating to the Board of Corporate Auditors.

3. In convening a meeting of the Board of Corporate Auditors, notice shall be issued to each Corporate Auditor at least three days before the meeting date. Provided, however, in case of an urgency, this period may be shortened.

Article 28. (Remuneration and Retirement Allowances)

         Remuneration and retirement allowances for Corporate Auditors shall be fixed by a resolution of a general meeting of shareholders.

                                   CHAPTER VI
                                    ACCOUNTS

Article 29. (Settlement of Accounts)

         The Company's business period shall be from April 1st of each year to March 31st of the ensuing year, and its accounts shall be settled at the end of each business period.

Article 30. (Dividends)

         Dividends shall be paid to the shareholders or registered pledgees recorded in the last Register of Shareholders as of the last day of each business period.

Article 31. (Interim Dividends)

         The Company may by a resolution of the Board of Directors make cash distribution provided for in Article 293-5 of the Commercial Code of Japan (herein called "interim dividends") to the shareholders and registered pledgees recorded in the last Register of Shareholders as of September 30th of each year.

Article 32. (Conversion of Convertible Debentures and Dividends Thereon)

         The first dividends or interim dividends to be paid on the shares of stock issued upon conversion of a convertible debenture shall be paid as if the conversion were made on April 1st where the conversion is requested during the period from April 1st to September 30th, or on October 1st where the conversion is requested during the period from October 1st to March 31st of the ensuing year, as the case may be.

Article 33. (Limitation of Payment Period)

         In cases where dividends or interim dividends shall remain unclaimed after the lapse of three years from the day on which payment thereof was commenced, the Company shall be exonerated from the responsibility of payment thereof.

Supplementary Provisions

Article 1.

         In the case where all convertible debentures issued by the Company prior to March 31st, 2002 are either converted or redeemed, Article 32 along with this provision shall be deleted, and Article 33 shall be renumbered as
Article 32.

Article 2.

         Notwithstanding the provision of Article 25, the term of office of a Corporate Auditor who has been in office before the conclusion of the ordinary general meeting of shareholders held on June 19, 2003, shall be three years. In case where all of such Corporate Auditors resign and/or the terms of office of all such Corporate Auditors are expired, this provision shall be deleted.